Industry Canada	Industrie Canada
Canada Business	Loi canadienne sur les	FORM 1	FORMULAIRE 1
Corporations Act	Sociétés par actions	ARTICLES OF INCORPORATION	STATUTS CONSTITUTIFS
		(SECTION 6)	(ARTICLE 6)
Form 1

1 —	Name of the Corporation	Dénomination sociale de la société

_____________________________Canada Inc

2 —	The province or territory in Canada where the registered office is situated (do not indicate the full address)	La province ou le territoire au Canada oú est situé le siége social (n’indiques pas I’adresse compléte)
British Columbia
3 —	The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et lout nombre maximal d’actions que Ia societe est autorisée ã émettre an unlimited number of Common shares; and an unlimited number of Preferred shares

4 —	Restrictions if any on share transfers	Restrictions sur le transfert des actions s’il y a lieu

So long as the Corporation is not a “distributing corporation” as defined in the Canada Business Corporations Regulations, the transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares without the approval of the Directors of the Corporation expressed by a resolution passed at a meeting of the Board of Directors or by an instrument or instruments in writing signed by all of the Directors

5—	Minimum and maximum number of directors (for a fixed number of directors. please indicate the same number in both boxes)	Nombre minimal et maximal d’administrateurs (pour on nombre fixe veuilles indiqer le méme nombre dans les deux cases)

Minimum of 1 and a Maximum 8 unless the Corporation is a “distributing corporation” in which case the minimum shall be 3

6—	Restrictions. if any. on business the corporation may carry on	Limites imposées á l’activite commerciale de la société. s’il y a lieu

7 —	Other provisions. if any	Autres dispositions s’il y a lieu

The Directors may, between annual meetings, appoint one or more additional Directors of the Corporation to serve until the next annual meeting, but the number of additional Directors shall not at any time exceed one-third of the number of Directors who held office at the expiration of the last annual meeting of the Corporation, provided that the total number of Directors shall not exceed the maximum number of Directors fixed pursuant to the Articles of the Corporation.

So long as the Corporation is not a “distributing corporation” as defined in the Canada Business Corporations Regulations, the transfer of securities, other than non-convertible debt securities, of the Corporation shall be restricted in that no securityholder shall be entitled to transfer any such security or securities without the approval of the Directors of the Corporation expressed by a resolution passed at a meeting of the Board of Directors or by an instrument or  instruments in writing signed by all of the Directors.

8 —	Incorporator’s Declaration: I hereby certify that I am authorized to sign and submit this form	Déclaration des fondateurs : J’atteste que je suise autorisé á signer et á soumettre le présent formulaire.
	Print Name(s)- Nom(s) en lettres moulèes	Signature
FMD Service (B C ) Inc

Note:	Nota:

Misrepresentation constitues an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA)

Faire une fausse déclaration constilue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5000 $ ou dun emprisonnement maximal de six mois, ou de ces deux peines (paragraph 250(1) de la LCSA)

IC 3419 (2008/09) Page 1

SCHEDULE “A”

TO THE ARTICLES
OF

________________________________ CANADA INC.

1.	The rights, privileges, restrictions and conditions of the Common Shares are as follows:

(a)
Voting. The holders of the Common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each Common share held at all meetings of the shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

(b)	Dividends. The holders of Common shares shall be entitled to receive out of all profits or surplus available for dividends, any dividend declared by the Corporation on the Common shares.

(c)
Participation on Liquidation. In the event of the liquidation, dissolution or winding up of the Corporation or any distribution of its assets for the purpose of winding up its affairs, after the payment of dividends declared but unpaid, the holders of Common shares shall be entitled pari passu to receive any remaining property of the Corporation, subject to any rights of the holders of Preferred shares.

2.	The rights, privileges, restrictions and conditions of the Preferred shares are as follows:

(a)	One or More Series. The directors may issue Preferred shares in one or more series.

(b)
Creation or Deletion of Series. The directors may alter by resolution the Articles of the Corporation or, if applicable, the By-Laws of the Corporation to fix or change the number of shares in, and to determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of Preferred shares.

(c)
Voting. The directors may confer on the holders of any series of Preferred shares the right to notice of or to be present or to vote, either in person or by proxy, at any general meeting of the shareholders of the Corporation other than a separate meeting of the holders of the Preferred shares, or of the holders of shares of a series of the Preferred shares, as the case may be.

(d)
Dividends. The special rights and restrictions which the directors may create, define or attach to any series of Preferred shares may allow the directors to declare dividends with respect to the Common shares only or with respect to any series of Preferred shares only or with respect to any combination of two or more such classes or series of classes.

(e)
If Series Entitled to Cumulative Dividend. Where the Preferred shares or one or more series of Preferred shares are entitled to cumulative dividends, and where cumulative dividends in respect of the Preferred shares or a series of Preferred shares are not paid in full, the shares of all series of Preferred shares entitled to cumulative dividends shall participate rateably in respect of accumulated dividends in accordance with the amounts that would be payable on those shares if all the accumulated dividends were paid in full.

(f)
All Series of Preferred Shares Participate Rateably on Winding-Up. Where amounts payable on a winding-up are not paid in full or on the occurrence of any other event where the holders of the shares of all series of Preferred shares are entitled to a return of capital but are not paid in full, the shares of all series of Preferred shares shall participate rateably in a return of capital in respect of Preferred shares in accordance with the amounts that would be payable on the return of capital if all amounts so payable were paid in full.

(g)	No Priority. No special rights or restrictions attached to a series of Preferred shares shall confer on the series priority over another series of Preferred shares then outstanding respecting:

(i)	dividends, or

(ii)	a return of capital:

(A)	on winding-up, or

(B)	on the occurrence of another event that would result in the holders of all series of Preferred shares being entitled to a return of capital;

(h)
Special Rights and Restrictions of Issued Series. A directors’ resolution pursuant to paragraph (2) above must be passed before the issue of shares of the series to which the resolution relates, and after the issue of shares of that series the number of shares in, the designation of, and the special rights and restrictions attached to that series may be added to, altered, varied or abrogated only in accordance with the Canada Business Corporations Act, and the directors shall send to the Director articles of amendment in the prescribed form.

(i)
Priority on Liquidation. Except as provided herein, in the event of the liquidation, dissolution or winding-up of the Corporation or any distribution of its assets for the purpose of winding-up its affairs, after the payment of dividends declared by unpaid, the holders of the Preferred shares shall be entitled pari passu to be paid such amount as the special rights and restrictions attaching to such shares shall provide, or in the absence of any express provision with respect thereto, the amount of capital paid up in respect thereof per share for each Preferred share held by them, out of the assets of the Corporation in preference to and with priority over any payment or distribution of any capital asset or monies among the holders of any Common shares of the Corporation. The foregoing provisions of these Articles shall apply to all Preferred shares except as expressly provided in the special rights and restrictions which the directors may create, define or attach to any series of Preferred shares.

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION	RAPPORT DE LA TRANSACTION
		REPORT	ELECTRONIQUE
Canada Business	Loi canadienne sur les
Corporations Act	Sociétés par actions	ARTICLES OF	STATUTS CONSTITUTIES
		INCORPORATION (SECTION 6)	(ARTICLE 6)

Processing Type - Mode de Traitement:	E-Commerce/Commerce-E

1.	Name of Corporation – Dénomination de la société

7300492 CANADA INC

2.	The province or territory in Canada where the registered office is to be situated - La province ou le territoire au Canada oú situera le siége social

BC

3.	The classes and any maximum number of shares that the corporation is authorized to issue - Catégories et le nombrr maximal d’actions que la société est autorisée á émettre

The annexed schedule is incorporated in this form
L’annexe ei-jointe fait partie intégrante de la présebte formule

4	Restrictions, if any on share transfers – Restrictions sur le transfer des actions, s’il y a lieu

The annexed schedule is incorporated in this form
L’annexe ei-jointe fait partie intégrante de la présente formule

5	Number (or minimum and maximum number) of directors - Nombre (ou nombre minimal et maximal) d’administrateurs

Minimum: 1 Maximum: 8

6	Restrictions, if any, on business the corporation may carry on - Limites imposées á l’activité commerciale de la sociéte, s’il y a lieu

The annexed schedule is incorporated in this form
L’annexe ei-jointe fair partie intégrante de la présente formule

7	Other provisions, if any - Autres dispositions, s’il y a lieu

The annexed schedule is incorporated in this form
L’annexe ei-jointe fait partie intégrante de la présente formule

8	Incorporators - Fondateurs

Name(s) - Nom(s)	Address (including postal code) – Adresse (inclure le code postal)	Signature
FMD SERVICE (B.C.) INC.	2900 - 550 BURRARD STREET,	GEORALD INGBORG
VANCOUVER. BRITISH COLUMBIA. CANADA. V6C 0A3

Item 3 - Shares / Rubrique 3 - Actions

an unlimited number of Common shares; and
an unlimited number of Preferred shares

SCHEDULE  “A”
TO THE ARITICLES
OF
7300492 CANADA INC
1 The rights, privileges, restrictions and conditions of the Common Shares are as follows:
(a) Voting.  The holders of the Common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of’ the Corporation and shall have one vote for each Common share held at all meetings of the shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.
(b) Dividends. The holders of Common shares shall be entitled to receive out of all profits or surplus available for dividends, any dividend declared by the Corporation on the Common shares.
(c) Participation on Liquidation. In the event of the liquidation, dissolution or winding up of the Corporation or any distribution of its assets for the purpose of winding up its afair after the payment of dividends declared but unpaid, the holders of Common shares shall be entitled pari passu to receive any remaining property of the Corporation, subject to any rights of the holders of Preferred shares.
2 The rights, privileges, restrictions and conditions of the Preferred shares are as follows:
(a) One or More Series. The directors may issue Preferred shares in one or more series.
(b) Creation or Deletion of Series. The directors may alter by resolution the Articles of the Corporation or, if applicable, the By-Laws of the Corporation to fix or change the number of shares in, and to determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of Preferred shares.
(c) Voting. The directors may confer on the holders of any series of Preferred shares the right to notice of or to be present or to vote, either in person or by proxy, at any general meeting of the shareholders of the Corporation other than a separate meeting of the holders of the Preferred shares, or of the holders of shares of a series of the Preferred shares, as the case may be.
(d) Dividends. The special rights and restrictions which the directors may create, define or attach to any series of Preferred shares may allow the directors to declare dividends with respect to the Common shares only or with respect to any series of Preferred shares only or with respect to any combination of two or mole such classes or series of classes.
(e) If Series Entitled to Cumulative Dividend. Where the Prefered shares or one or more series of Preferred shares are entitled to cumulative dividends, and where cumulative dividends in respect of the Preferred shares or a series of Preferred shares are not paid in full, the shares of all series of Preferred shares entitled to cumulative dividends shall participate rateably in respect of’ accumulated dividends in accordance with the amounts that would be payable on those shares if all the accumulated dividends were paid in full.
(f) All Series of Preferred Shares Participate Rateably on Winding-Up. Where amounts payable on a winding-up are not paid in full or on the occurrence of any other event where the holders of the shares of all series of Preferred shares are entitled to a return of capital but are not paid in full, the shares of all series of Preferred shares shall participate rateably in a return of capital in respect of Preferred shares in accordance with the amounts that would be payable on the return of capital if all amounts so payable were paid in full.
(g) No Priority. No special rights or restrictions attached to a series of Preferred shares shall confer on the series priority over another series of Preferred shares then outstanding respecting:
(i) dividends, or
(ii) a return of capital:
(A) on winding-up, or
(B) on the occurrence of another event that would result in the holders of all series of Preferred shares being entitled to a return of capital;
(h) Special Rights and Restrictions of Issued Series. A directors’ resolution pursuant to paragraph (2) above must be passed before the issue of shares of the series to which the resolution relates, and after the issue of shares of that series the number of shares in, the designation of, and the special rights and restrictions attached to that series may be added to, altered, varied or abrogated only in accordance with the Canada Business Corporations Act, and the directors shall send to the Director articles of amendment in the prescribed form.
(i) Priority on Liquidation. Except as provided herein, in the event of the liquidation, dissolution or winding-up of the Corporation or any distribution of its assets for the purpose of winding-up its affairs after the payment of dividends declared by unpaid, the holders Preferred shares shall be entitled pari passu to be paid such amount as the special rights and restrictions attaching to such shares shall provide, or in the absence of any express provision with respect thereto, the amount of capital paid up in respect thereof per share for each Preferred share held by them, out of the assets of the Corporation in preference to and with priority over any payment or distribution of any capital asset or movies among the holders of any Common shares of the Corporation. The foregoing provisions of these Articles shall apply to all Preferred shares except as expressly provided in the special rights and restrictions which the directors may create, define or attach to any series of Preferred shares.

Item 4 - Restrictions on Share Transfers / Rubrique 4 - Restrictions sur le transfert des actions

So long as the Corporation is not a “distributing corporation” as defined in the Canada Business Corporations Regulations, the transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares without the approval of the Directors of the Corporation expressed by a resolution passed at a meeting of the Board of Directors or by an instrument or instruments in writing signed by all of the Directors

Item 6 - Restrictions - Business / Rubrique 6 - Restrictions - activité commerciale

None

Item 7 - Other Provisions / Rubrique 7 - Autres dispositions

The Directors may, between annual meetings, appoint one or more additional Directors of the Corporation to serve until the next annual meeting, but the number of additional Directors shall not at any time exceed one-third of the number of Directors who held office at the expiration of the last annual meeting of the Corporation, provided that the total number of Directors shall not exceed the maximum number of Directors fixed pursuant to the Articles of the Corporation

So long as the Corporation is not a “distributing corporation” as defined in the Canada Business Corporations Regulations, the transfer of securities, other than non-convertible debt securities, of the Corporation shall be restricted in that no securityholder shall be entitled to transfer any such security or securities without the approval of the Directors of the Corporation expressed by a resolution passed at a meeting of the Board of Directors or by an instrument or instruments in writing signed by all of the Directors